UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2016

SUNERGY INC

(Exact name of registrant as specified in its charter)

NEVADA	000-52767	26-4828510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14362 N. FRANK LLOYD WRIGHT BLVD STE 1000 SCOTTSDALLE, AZ	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 477-5010

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year

1. Sunergy has completed the filing for a new registered corporation in Sierra Leone Consolidated (SL) Limited (see attached), and will shed Sunergy Sierra Leone Limited. Sunergy Consolidated will continue to expand on our 2015 Business Plan and focus all of our resources on the Mining and Export of Diamonds in 2016 and for the foreseeable future.

Item 7.01	Regulation FD Disclosure

1. To provide further support for our Diamond Mining Operation, Sunergy has recently hired a Geologist, to begin an extensive study of a known Diamondiferous Property in Sierra Leone, with the intent of securing the Property and beginning Mining Operations there in 2016.

2. Sunergy has completed the delivery and sale of Diamond Parcels for the first quarter, 2016 in excess of $180,000.

3. On December 15, 2015, Sunergy received a second tranche of $25,000 under the terms of the convertible note from June 25, 2015. The terms allow the Company to repay the entire outstanding balance within three months from the date of receipt with an original issue discount of 11%. On March 14, 2016, the Company repaid the entire tranche including interest to the convertible note holder in accordance with terms of the agreement. As of March 15, 2016, the note holder is paid in full and cannot convert into common shares of the Company.

Item 9.01	Financial Statements and Exhibits

3.5 Certificate of Incorporation Sunergy Consolidated (SL) Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC

/s/ Garret Hale

Garret Hale

President and CEO

Date: March 24, 2016